SETTLEMENT AGREEMENT

         This Settlement Agreement (hereinafter, the "Agreement") is entered into this 1st day of December, 2000 by and among BusinessMall.Com, Inc., a Nevada corporation (hereinafter, "BusinessMall"), TheYellowPageDirectory.Com, Corp., a Delaware corporation (hereinafter, "TheYPD"), Damian Freeman (hereinafter, "Freeman"), CCC Communications Corporation, a Nevada corporation (hereinafter, "CCC"), StormTel, Inc., a Nevada Corporation (hereinafter "StormTel"), ForcedMatrix.com, Inc., a Florida corporation (hereinafter, "ForcedMatrix"), ITS Billing, Inc., a Nevada corporation (hereinafter, "ITS") and James Maguire (hereinafter, "Maguire"). All the parties to this Agreement are collectively referred to as the "Parties."

                                   BACKGROUND

         A. BusinessMall and TheYPD are jointly and severally indebted to CCC, ForcedMatrix and ITS in the amounts set forth in Exhibit "A" attached hereto and incorporated herein by reference, as evidenced by certain promissory notes, copies of which are attached hereto as Exhibit "B" and incorporated herein by reference (hereinafter, the "Original Notes"). The Original Notes are, (or in the case of the Original Note issued to ITS, will be upon consummation of the transactions contemplated herein), secured by liens on all of the assets of BusinessMall and TheYPD. Such liens have been or will be perfected by the filing of certain UCC-1 financing statements, filed with the State of Florida and/or County of Pinnellas, Florida.

         B. CCC, ForcedMatrix, ITS, and StormTel are each separate and distinct entities, each of which has separate, distinct and unrelated claims against BusinessMall.

         C. ForcedMatrix has previously purchased all of the issued and outstanding shares of stock of StormTel from BusinessMall for a purchase price of One Dollar ($1.00), the receipt of which is hereby acknowledged by BusinessMall.

         D. CCC, ForcedMatrix and ITS commenced an Involuntary Petition under Chapter 11 of the United States Bankruptcy Code against BusinessMall in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (Case # 00-12564) (the "Chapter 11 Petition").

         E. Freeman and Maguire were formerly employed by BusinessMall under certain written employment agreements.

         F. BusinessMall terminated Freeman's and Maguire's employment agreements and a dispute arose as to whether these terminations were proper pursuant to the terms of the respective employment agreements, and Maguire has filed for arbitration of certain claims in connection therewith, in arbitration number 33 160 00161 00 filed with the American Arbitration Association (the "Maguire Arbitration").

         G. BusinessMall, TheYPD, CCC, ForcedMatrix, StormTel, et. al., entered into a Stock Purchase Agreement and Agreement with Respect to Other Matters on the 14th day of June, 2000 (hereinafter, the "Stock Purchase Agreement"), which has resulted in various disputes among the Parties.

         H. BusinessMall has filed an action against Maguire regarding the domain name, "TheYellowPageDirectory.com", in the Circuit Court for Pinellas County, Florida, case number 00-003515-CI-007 (the "Maguire Lawsuit").

         I. Various other disputes have arisen between BusinessMall and/or TheYPD on the one hand, and Freeman, CCC, ForcedMatrix, ITS, StormTel and/or Maguire on the other hand.

         J. After lengthy negotiations, the Parties have agreed to settle and release all claims (except as hereinafter set forth) by each of them against the others to avoid the risk, expense and inconvenience of litigation in accordance with the terms and conditions set forth below.

         NOW THEREFORE, for good and valuable consideration, the Parties intending to be legally bound, agree as follows:

         1. Background Statements; Factual Matters regarding BusinessMall and TheYPD. The background statements set forth hereinabove are true and correct, are an integral part of this Agreement, and are specifically incorporated into this Agreement as the statements and representations of BusinessMall and TheYPD. BusinessMall and TheYPD represent and warrant that all of the information set forth in Exhibit "C" and Exhibit "D," both of which are attached hereto and incorporated herein by reference, is true, complete and correct in all respects.

         2. Return of Furniture and Equipment. BusinessMall is in possession of the furniture, equipment and other property identified on Exhibit "E," attached hereto and incorporated herein by reference (hereinafter, the "Property"). A dispute exists between BusinessMall and ITS as to the ownership of such Property. BusinessMall has also agreed to transfer and assign to ITS the assets described in Exhibit "E-2", attached hereto and incorporated herein by reference (hereinafter, the "Assets"). Concurrently with the execution of this Agreement, BusinessMall shall turn over possession of such Property and Assets to ITS at 18489 U.S. Highway 19 North, Clearwater, Florida, and ITS shall be permitted to immediately remove such Property and Assets from such location. If ITS does not immediately remove the Property and Assets from such location at the time of execution of this Agreement, ITS will, in any event, remove the Property and Assets between the hours of 9:00 a.m. and 5:00 p.m. on a date specified by ITS, not later than December 10, 2000, and in doing so, shall give BusinessMall at least one hour's notice of the intention of ITS to remove such Property and Assets. Such Property and Assets shall be transferred to ITS free and clear of all liens, encumbrances, and claims, and BusinessMall hereby indemnifies ITS against any loss, liability, obligation, cost or expense incurred or asserted as a result of any such lien, encumbrance, or claim with respect to such Property and Assets. Except as set forth in this Section 2, BusinessMall makes no representation or warranty as to such Property and Assets, which ITS accepts "AS IS" and "WHERE IS".

         3. Deposits; Mobile Office Link Division; IWATSU Contract. BusinessMall and TheYPD hereby acknowledge and agree that neither BusinessMall, TheYPD, or any related entities have any claim to any security deposits posted in connection with the issuance of any letters of credit issued for the benefit of CCC or StormTel, including but not limited to the security deposits described in Exhibit "F" attached hereto and incorporated herein by reference. To the extent that any of such security deposits are issued in the name of, or are otherwise legally the property of BusinessMall and/or TheYPD, BusinessMall and TheYPD agree to immediately upon request execute any and all documents and take such further actions as may be necessary to transfer ownership of such security deposits to CCC. In addition, BusinessMall and TheYPD hereby appoint Damian Freeman as their attorney-in-fact, for the purpose of executing such documents and taking such further actions as may be necessary to transfer the ownership of such security deposits to CCC. This appointment is coupled with an interest and is irrevocable. Concurrently with the execution of this Agreement, BusinessMall shall execute and deliver three letters (one addressed to QWEST Communications, one addressed to SunTrust Bank, and one addressed to "To Whom It May Concern"), each in the form attached hereto as Exhibit "G" and incorporated herein by reference, reaffirming the fact that neither BusinessMall, TheYPD, nor their related entities have any claim to any security deposits posted in connection with the issuance of any letters of credit issued for the benefit of CCC or StormTel, including but not limited to the security deposits described in Exhibit "F". The Parties acknowledge and agree that the obligations of the Parties under Section 10 of the Stock Purchase Agreement, regarding the GTE Letter of Credit, Mobile Office Link Division, and IWATSU Contract, are hereby released and canceled. Accordingly, CCC shall not be required to cause the underlying security for the GTE Letter of Credit to be paid to BusinessMall or as otherwise directed by BusinessMall, and said underlying security may be retained by CCC. Further, CCC is not obligated to transfer or assign to BusinessMall the trade name "Mobile Office Link" and/or the cellular customers and contract with GTE which constitutes the Mobile Office Link division of CCC, and/or the IWATSU Contract and/or related hardware customers.

         4. Settlement of Pam Watkins' Claims. BusinessMall acknowledges that Pam Watkins (hereinafter, "Watkins") has made certain claims regarding sexual harassment and/or employment discrimination and/or other matters in connection with her employment at BusinessMall. BusinessMall hereby indemnifies and holds Freeman and Maguire harmless from and against any loss, liability, obligation, action, cause of action, claim, cost, or expense incurred or asserted against Freeman and/or Maguire by Watkins in connection with any sexual harassment and/or employment discrimination and/or any other claim. BusinessMall agrees to settle, at its sole expense, all such claims, and as a condition to such settlement shall cause Watkins to execute a full, complete and unconditional release of any and all claims which Watkins may have against Freeman and/or Maguire. Such release shall be in form and content acceptable to Freeman and Maguire. BusinessMall shall not enter into any such settlement, and shall not make any payments to Watkins in settlement, unless and until all amounts due and payable under the Original Notes, the Compensation Note, the Rent Note, and the Property Note (all hereinafter defined), are paid in full. Freeman and Maguire agree to answer questions privately posed by David Yates concerning such claims, and agree not to communicate with Watkins while such claims are pending resolution. Freeman and Maguire shall not be obligated to otherwise participate in obtaining a settlement of such claims. The settlement of such claims shall not include any admission of guilt, and shall not be construed to be an admission of guilt, with respect to such claims.

         5. Sale of Call Center Assets. BusinessMall is actively negotiating with a bona-fide purchaser for its call center and other assets (hereinafter, the "Call Center Assets"), located at 18489 U.S. Highway 19 N., Clearwater, FL 33764 (the "Call Center"). The Parties understand and agree that the Call Center Assets do not include the Property described in Exhibit "E". BusinessMall agrees that if the entire principal balance and all accrued interest with respect to the Original Notes, the Rent Note, the Property Note, and the Compensation Note have not been paid in full, BusinessMall shall not enter into any such sale of the Call Center Assets unless the net proceeds of such sale are sufficient to pay in full the amounts owed pursuant to the Original Notes, the Rent Note (as hereinafter defined), the Property Note and the Compensation Note (as hereinafter defined). At the closing of the sale of the Call Center Assets, subject to the receipt of the full and timely payments provided for in the following sentence, Freeman, CCC, ForcedMatrix and ITS shall deliver to BusinessMall and TheYPD UCC-3 Termination Statements releasing all security interests they have with respect to all of BusinessMall's and TheYPD's assets, including but not limited to a release of the security interest contemplated in
Section 8 hereinbelow. At the closing of the sale of the Call Center Assets, the proceeds of the sale shall be paid in certified funds by the purchaser directly to Freeman, CCC, ForcedMatrix and ITS to the extent necessary to pay in full (i) all amounts due under the Original Notes as of the date of said closing, as such amounts due, including accrued interest through the date of such closing and all late payment fees, are set forth on Exhibit "A" attached hereto and incorporated herein by reference, and (ii) all amounts due under the Rent Note (hereinafter defined), the Property Note, and the Compensation Note (hereinafter defined). Upon receipt of such certified funds, Freeman, CCC, ForcedMatrix and ITS shall contemporaneously execute and deliver to BusinessMall and TheYPD UCC-3's in the form and content set forth in Exhibit "H" attached hereto and incorporated herein by reference, to be filed by BusinessMall and TheYPD in the appropriate state and/or county offices within the State of Florida.

         6. Financing. BusinessMall is actively seeking debt and/or equity financing. BusinessMall agrees that in the event the Original Notes, the Compensation Note, the Property Note, and/or the Rent Note remain unpaid at the time of closing of such debt and/or equity financing, the proceeds of such financing shall be used to pay in full the amounts owed pursuant to the Original Notes, the Rent Note, the Property Note, and the Compensation Note. Subject to the receipt of the full and timely payment provided for in the following sentence, Freeman, CCC, ForcedMatrix, and ITS shall deliver to BusinessMall and TheYPD UCC-3 Termination Statements releasing all security interests they have with respect to all of BusinessMall's and TheYPD's assets, including but not limited to a release of the security interest contemplated in Section 8 hereinbelow. At the closing of the debt and/or equity financing, the proceeds of such financing (except the first One Hundred Fifty Thousand Dollars ($150,000.00) of proceeds, which may be used by BusinessMall to pay expenses in its discretion) shall be paid in certified funds directly to Freeman, CCC, ForcedMatrix and ITS to the extent necessary to pay in full (i) all amounts due under the Original Notes as of the date of said closing, as such amounts due, including accrued interest through the date of closing and all late fees, are set forth on Exhibit "A" attached hereto and incorporated herein by reference, and (ii) all amounts due under the Rent Note, the Property Note, and the Compensation Note. Upon receipt of such certified funds, Freeman, CCC, ForcedMatrix and ITS shall contemporaneously execute and deliver to BusinessMall and TheYPD UCC-3 Termination Statements in the form and content set forth in Exhibit "H", to be filed by BusinessMall and TheYPD in the appropriate state and/or county offices within the State of Florida.

         7. Non-Sale of Call Center Assets. If the Original Notes, the Rent Note, the Property Note, and/or the Compensation Note have not been paid in full by March 15, 2001, or upon the acceleration of the Original Notes, the Rent Note, the Property Note, and /or the Compensation Note, BusinessMall shall not in any way impede, hinder and/or delay Freeman, CCC, ForcedMatrix, and ITS (collectively referred to in this Section as the "Secured Creditors") and/or their agents, in obtaining access to the Call Center and such other premises, if any, where assets of BusinessMall may be found, to remove all assets subject to the liens held by the Secured Creditors (the "Collateral"). By this Agreement, BusinessMall authorizes the Secured Creditors to enter upon the Call Center and such other premises at any time after March 15, 2001, and/or after any such acceleration, for the purpose of removing the Collateral. BusinessMall further authorizes the Secured Creditors to engage the services of a locksmith for the purpose of obtaining access to the Call Center and such other premises. BusinessMall agrees not to impede the Secured Creditors in any way from obtaining access to and possession of the Collateral.

         BusinessMall further is aware that it has the right and opportunity to be heard on any show cause order that will be served upon it concerning the right of the Secured Creditors to obtain a writ of replevin authorizing the appropriate officer of the court to take the Collateral from BusinessMall's and/or TheYPD's possession prior to final judgment against it. BusinessMall hereby states that it does not want to be heard on this matter and that it expressly waives its right to be heard. BusinessMall understands that the effect of its signing this Agreement probably will be a court order authorizing the issuance of a writ of replevin directing an officer of the court to take possession of the Collateral prior to final judgment against it with respect to the claim under which the property is taken. BusinessMall further agrees to execute such other documents as Secured Creditors may reasonably request to evidence and perfect their rights pursuant to this Agreement. BusinessMall further agrees that if any bond is required of the Secured Creditors by any court as a condition precedent to the obtaining of any order authorizing the issuance of a writ of replevin, that a bond in the amount of $2500 is sufficient. BusinessMall further agrees that any action against it pertaining to the Collateral shall be brought only in a court of competent jurisdiction located in Orange County, Florida.

         8.       Claims Against BusinessMall and TheYPD.

         a. Claim Regarding Property. BusinessMall and TheYPD acknowledge that BusinessMall previously agreed (through an offer verbally made by its officers and subsequently affirmed and ratified by its board of directors) to pay ITS Four Hundred Thousand Dollars ($400,000.00) for the Property listed in Exhibit "E ", and certain other assets of which BusinessMall nor longer has possession. This payment was not made. The Parties acknowledge that this Property is of a type which depreciates speedily in value, and has in fact greatly depreciated in value. BusinessMall now disputes the obligation to make the Four Hundred Thousand Dollar ($400,000.00) payment to ITS. In settlement and satisfaction of this disputed claim, however, BusinessMall and TheYPD agree (i) to return the Property to ITS simultaneously with the execution of this Agreement, as set forth in Section 2 above, (ii) to deliver to ITS simultaneously with the execution of this Agreement the Shares, as defined in Section 10 of this Agreement, (iii) to transfer, assign and deliver the Assets described in Exhibit "E-2" attached hereto and incorporated herein by reference simultaneously with the execution of this Agreement, (iv) to execute and deliver, simultaneously with the execution of this Agreement, the Two Hundred Seventy-Five Thousand Dollar ($275,000.00) Promissory Note attached hereto as Exhibit "I", and incorporated herein by reference, and (v) to execute and deliver, simultaneously with the execution of this Agreement, the Seventy Thousand Dollar ($70,000.00) Promissory Note attached hereto as Exhibit "I-2" and incorporated herein by reference (hereinafter, the "Property Note"). TheYPD acknowledges that it will obtain a direct financial benefit from the settlement of this claim against its parent corporation, BusinessMall, and acknowledges the adequacy of the consideration received by TheYPD in exchange for the execution of the said $275,000.00 Promissory Note and the said Property Note.

         b. Claim Regarding Stock Purchase Agreement. ForcedMatrix has asserted claims relating to the Stock Purchase Agreement, which claims include allegations of material misrepresentations of the assets of CCC which had a material adverse effect on the owner of CCC, ForcedMatrix. In satisfaction of such claims, BusinessMall and TheYPD have agreed to execute and deliver to ForcedMatrix simultaneously with the execution of this Agreement, the Twenty Thousand Dollar ($20,000.00) Promissory Note attached hereto as Exhibit "J" and incorporated herein by reference.

         c. Claim Regarding Health Insurance. BusinessMall and TheYPD have not satisfied the obligation to provide health insurance benefits for up to four (4) employees of CCC, as required by Section 6(a) of the Stock Purchase Agreement. BusinessMall and TheYPD agree to execute and deliver simultaneously with the execution of this Agreement, the Five Thousand Dollar ($5,000.00) Promissory Note attached hereto as Exhibit "K-1", and incorporated herein by reference in satisfaction of this obligation.

         d. Claim Regarding Attorney Fees. StormTel has agreed to pay the attorney fees incurred in connection with the negotiation and drafting of this Agreement, and BusinessMall and TheYPD have agreed to contribute Fifteen Thousand Dollars ($15,000.00) to StormTel towards the payment of such fees. In full satisfaction of this obligation, BusinessMall and TheYPD agree to execute and deliver simultaneously with the execution of this Agreement, the unsecured promissory note in the principal sum of Fifteen Thousand Dollars ($15,000.00) attached hereto as Exhibit "K-2" and incorporated herein by reference.

The $275,000.00 Promissory Note, the $20,000.00 Promissory Note, the $5,000.00 Promissory Note, and the $15,000.00 Promissory Note referenced in Section 8a, 8b, 8c and 8d hereinabove are hereinafter referred to as the "Settlement Notes." The Property Note is not included in the definition of "Settlement Notes". Except for the Fifteen Thousand Dollar ($15,000.00) unsecured Settlement Note payable to StormTel, each of the Settlement Notes is secured by a lien on all of the assets of BusinessMall and TheYPD. BusinessMall and TheYPD have previously executed Security Agreements in favor of CCC and ForcedMatrix, which secure all existing and future indebtedness, including the indebtedness evidenced by the Settlement Notes in favor of CCC and ForcedMatrix. Simultaneously with the execution of this Agreement, BusinessMall and TheYPD shall execute and deliver to ITS Security Agreements attached hereto as Exhibit "L"and Exhibit "M" and incorporated herein by reference, securing the Settlement Note executed in favor of ITS and any other indebtedness of BusinessMall and TheYPD to ITS. Simultaneously with the execution of this Agreement, BusinessMall and TheYPD shall execute and deliver to ITS UCC-1 Financing Statements in favor of ITS, in the form and content set forth in Exhibit "N" and Exhibit "O," attached hereto and incorporated herein by reference. If the Original Notes, the Compensation Note, the Rent Note and the Property Note are paid in full on or before March 15, 2001 then the Settlement Notes will be forgiven and canceled and UCC-3's releasing these security interests will be signed and delivered to BusinessMall and TheYPD for filing. If the Original Notes, the Compensation Note, the Rent Note and the Property Note are not paid in full by March 15, 2001, then the Settlement Notes shall not be forgiven and shall be due and payable in accordance with the terms of such Settlement Notes.

         9. Domain Names. By the execution of this Agreement, BusinessMall quitclaims and releases, and does hereby transfer, the ownership of the domain name "NewNetwork.com" to Freeman or his designee. In connection with the foregoing, BusinessMall agrees to execute such documents as presented to BusinessMall by Freeman, as necessary to effectuate any such transfer, quitclaim and release. Freeman and Maguire hereby quitclaims and releases any right, title, and interest which Freeman and Maguire may have, if any, in the domain names "TheYellowPageDirectory.com" and "TheYPD.com" to BusinessMall. In connection with the foregoing, Freeman and Maguire agree to execute such documents as presented to Freeman and Maguire by BusinessMall, as necessary to effectuate any such quitclaim and release. The Parties understand and agree that the quitclaim and release in favor of BusinessMall relates to the domain name "The YPD.com" and does not relate to the domain name "YPD.com."

         10. Stock Issuance. Simultaneously with the execution of this Agreement, BusinessMall shall issue to ITS an aggregate of 1,275,000 shares of its common stock (hereinafter, "Settlement Shares"). BusinessMall will deliver two (2) stock certificates representing the Settlement Shares: one in the amount of 900,000 shares and the other in the amount of 375,000 shares, along with the registration rights agreement attached hereto as Exhibit "P" (hereinafter, the "Registration Rights Agreement"). The share certificate for 375,000 of the Settlement Shares in the name of ITS shall be held in escrow by ITS's attorney, James E. Foster (hereinafter, the "Escrow Agent"), along with a duly executed stock power from ITS, pursuant to the terms of this Agreement. In the event BusinessMall defaults under the terms of the Registration Rights Agreement, ITS shall be entitled to the delivery of the share certificate for 375,000 of the Settlement Shares and James E. Foster is directed to deliver such Settlement Shares to ITS. In the event BusinessMall timely and fully complies with the terms of the Registration Rights Agreement, the share certificate for 375,000 of the Settlement Shares will be returned to BusinessMall as a discount/ payment from ITS to BusinessMall along with the duly executed stock power as an inducement to fully comply with the Registration Rights Agreement. The Settlement Shares will be subject to the lock-up agreement attached hereto as Exhibit "Q" (hereinafter, the "Lock-Up Agreement"), and incorporated herein by reference, whereby ITS will be restricted during the term of the Lock-Up Agreement from selling (i) more than 90,000 of the Settlement Shares during any thirty day period so long as the share certificate for 375,000 of the Settlement Shares is held in escrow or if such share certificate is returned to BusinessMall, and (ii) more than 127,500 of the Settlement Shares during any thirty day period if the share certificate for 375,000 of the Settlement Shares has been released to ITS from escrow. Any Settlement Shares which would be permitted to be sold during any thirty (30) day period but which were not sold during such thirty (30) day period, may be sold by ITS in any subsequent thirty
(30) day period, in addition to the number of Settlement Shares which could otherwise be sold during such thirty (30) day period. BusinessMall agrees that it will not register any of its common stock issued in the name of any other person or entity without first, or simultaneously, registering the Settlement Shares issued to ITS.

         11. Change of Control. BusinessMall hereby represents that there are currently Fifteen Million Seven Hundred Thirteen Thousand Three Hundred Eighty-one (15,713,381) shares of common stock in BusinessMall issued and outstanding. Simultaneously with the execution of this Agreement, BusinessMall shall issue to ITS, in addition to the Settlement Shares issued pursuant to
Section 10 hereinabove, an additional Sixteen Million Three Hundred Fifty-five Thousand (16,355,000) shares of common stock of BusinessMall, so that said additional Sixteen Million Three Hundred Fifty-five Million (16,355,000) shares represent approximately fifty-one percent (51%) of the issued and outstanding shares of common stock in BusinessMall (hereinafter the "Controlling Shares"). The share certificate representing the Controlling Shares in the name of ITS shall be held in escrow by the Escrow Agent, along with the duly executed stock power from ITS, pursuant to the terms of this Agreement. Simultaneously with the execution of this Agreement, the Board of Directors of BusinessMall shall each execute and deliver to the Escrow Agent, the resignation of each member of the Board of Directors, in the form and content set forth in Exhibit "DD" attached hereto and incorporated herein by reference (hereinafter, "Resignations"), and the resolutions of the Board of Directors of BusinessMall, in the form and content set forth in Exhibit "FF" attached hereto and incorporated herein by reference (hereinafter, the "Corporate Resolutions"). If the Original Notes, the Rent Note, the Property Note, and the Compensation Note are not paid in full on or before March 15, 2001, then, in such event, the Escrow Agent shall deliver to ITS Controlling Shares, the Corporate Resolutions, and the Resignations. BusinessMall further agrees that it will not take any action which would cause the percentage ownership in BusinessMall represented by the Controlling Shares, to be less than fifty-one percent (51%). If BusinessMall desires to issue additional shares to any other person or entity, BusinessMall may do so only on the condition that simultaneously therewith, BusinessMall issues and delivers to ITS certificates representing a sufficient number of shares of common stock in BusinessMall to prevent a dilution in the fifty-one (51%) percent ownership in BusinessMall represented by the Controlling Shares owned by ITS. BusinessMall represents and warrants that John P. Scafidi, Stuart Aarons, Eric Wey, Michael Kogan and James C. Watson, are all of the members of the Board of Directors of BusinessMall. Simultaneously with the execution of this Agreement, each of the members of the Board of Directors of BusinessMall shall execute and deliver to Freeman, CCC, ForcedMatrix, and ITS, the Springing Guaranties set forth in Exhibit "EE-1," "EE-2", "EE-3", "EE-4", and "EE-5", attached hereto and incorporated herein by reference. Upon the occurrence of the failure of BusinessMall to pay in full the Original Notes, the Rent Note, the Property Note, and the Compensation Note on or before March 15, 2001, all of the Springing Guaranties shall become effective and shall be the binding obligation of each of the individuals signing any of such Springing Guaranties, if any of the following events (hereinafter, "Springing Guaranty Events"), have previously occurred or occur simultaneously with or following such failure to pay:

         a. Upon the occurrence of any act or omission which causes the Controlling Shares to represent less than fifty-one percent (51%) of the issued and outstanding shares of common stock in BusinessMall; or

         b. In the event any member of the Board of Directors attempts to withdraw or rescind or otherwise cause to be ineffective any of the Resignations held in escrow pursuant to this Agreement, or in the event there are any members of the Board of Directors of BusinessMall other than as represented hereinabove; or

         c. In the event of any act or omission attempting to delay, hinder, or block the delivery of the Controlling Shares and/or the Resignations and/or the Corporate Resolutions to ITS; or

         d. In the event of the election of a new member to the Board of Directors, unless such new member of the Board of Directors shall execute and deliver to the Escrow Agent, prior to the effective date of his election to the Board of Directors, the resignation of such new member of the Board of Directors, in the form and content set forth in Exhibit "DD" and a Springing Guaranty in the form of Exhibit "EE-6"; or

         e. In the event of any attempt to withdraw, revoke, supercede, rescind or otherwise cause to be ineffective the Corporate Resolutions held in escrow pursuant to this Agreement; or

         f. In the event any statement contained in any affidavit signed by an officer or director of BusinessMall in connection with this transaction is determined to be false.

         12. Delivery of Settlement Shares by Escrow Agent. Escrow Agent is directed by this Agreement to deliver the share certificate for 375,000 of the Settlement Shares to ITS upon receipt of a sworn affidavit from ITS in the form and content set forth in Exhibit "R-1" attached hereto and incorporated herein by reference. Escrow Agent is directed by this Agreement to deliver the share certificate for 375,000 of the Settlement Shares to BusinessMall only (i) upon receipt of both (and not less than both) of the sworn affidavits set forth in Exhibits "R-2" and "R-3" attached hereto and incorporated herein by reference; and (ii) upon confirmation by the Escrow Agent that the registration required by the Registration Rights Agreement has occurred, which confirmation shall be conducted through the online SEC reporter service known as "Edgar". The parties hereby irrevocably instruct Escrow Agent to reject and ignore, as if never received, any affidavit(s) that are not word for word the same as, and without alteration of any kind whatsoever from Exhibits "R-1" and/or "R-2" and "R-3".

         a. Termination of Escrow. The escrow created pursuant to this Agreement shall terminate at the time that the share certificate has been delivered in accordance herewith.

         b. Duties of Escrow Agent. The duties of the Escrow Agent shall be subject to the terms set forth in Exhibit "CC" attached hereto and incorporated herein by reference.

         13. Dismissal of Involuntary Bankruptcy Proceeding. Immediately upon the execution of this Agreement, CCC, ForcedMatrix and ITS will execute and deliver to BusinessMall a joint motion in the form and content attached hereto as Exhibit "S" and incorporated herein by reference, for the dismissal of the Chapter 11 Petition. BusinessMall will sign and file the joint motion with the Bankruptcy Court and cause the same to be served as required by the Bankruptcy Code and Bankruptcy Rules. In the event CCC, ForcedMatrix and ITS fail to take the necessary actions contemplated by this Section within five (5) days from the time BusinessMall permits the Property to be removed from the Call Center by ITS, all Settlement Shares and Controlling Shares shall be forfeited and immediately returned to BusinessMall.

         14. No Future Bankruptcy Filing. Freeman and Maguire agree that except as provided in Section 15 below, that they will not directly or indirectly refile and/or file a new involuntary petition or join in the filing of any new involuntary petition under Chapter 11 of the United States Bankruptcy Code against BusinessMall or any of its affiliates or subsidiaries.

         15. Default Under Lease or Notes. In the event (i) Freeman's counsel, James E. Foster, receives written notice of default under BusinessMall's lease with respect to its 18489 U.S. Highway 19 N., Clearwater, FL 33764 location, and BusinessMall fails to cure such default at least two (2) business days prior to the prescribed cure period as set forth in the lease, or, if less, as set forth in any demand or notice of default letter, or (ii) if BusinessMall's landlord fails or refuses to send notice to James E. Foster of any such default, but Freeman nonetheless becomes aware that BusinessMall's landlord is attempting to terminate the lease, evict BusinessMall, or otherwise exercise eviction or termination of lease remedies under the lease, or, (iii) if BusinessMall does not make all payments under the Original Notes, the Rent Note, the Property Note, the Compensation Note, and/or the Settlement Notes when due, then, in any of such events, but in no other event, Freeman, CCC, ForcedMatrix, and/or ITS may refile the involuntary petition under Chapter 11. Simultaneously with the execution of this Agreement, BusinessMall shall execute and deliver to Freeman, for forwarding by Freeman to BusinessMall's landlord, the Notice set forth in Exhibit "T" attached hereto and incorporated herein by reference, authorizing and directing the landlord that all notices under the lease agreement must include a copy to Freeman's counsel, James E. Foster, as set forth in the notice provision below.

         16. Settlement of Employment Issues. Simultaneously with the execution of this Agreement, BusinessMall and TheYPD shall issue to Freeman the secured promissory note in the principal amount of Thirty-four Thousand Dollars ($34,000.00), attached hereto as Exhibit "U", and incorporated herein by reference (the "Compensation Note"), which shall represent payments due under his employment agreement. Simultaneously with the execution of this Agreement, BusinessMall and TheYPD shall each execute the Security Agreements in favor of Freeman attached hereto as Exhibit "W" and "X", and incorporated herein by reference to secure the Compensation Note, and UCC-1 Financing Statements, in the form and content set forth in Exhibit "Y" and "Z"" attached hereto and incorporated herein by reference. The Parties hereto hereby agree that the Employment Agreement made and entered into as of the 9th day of November, 1999, as amended, between Progressive Telecommunications Corporation, Inc., a predecessor in interest of BusinessMall, and Maguire is hereby canceled in its entirety and neither BusinessMall nor Maguire shall have any further rights or obligations under said Employment Agreement or any amendments thereto, including but not limited to any non-disclosure, non-competition, and/or non-solicitation obligations, or any other obligations or rights whatsoever. The Parties hereto hereby agree that the Employment Agreement made and entered into as of the 7th day of February, 2000, as amended, between Progressive Telecommunications Corporation, Inc., a predecessor in interest of BusinessMall, TheYPD, and Freeman is hereby canceled in its entirety and neither BusinessMall, TheYPD, nor Freeman shall have any further rights or obligations under said Employment Agreement or any amendments thereto, including but not limited to any non-disclosure, non-competition, and/or non-solicitation obligations, or any other obligations or rights whatsoever.

         17. Settlement of Rent Issues. BusinessMall and TheYPD have not satisfied the obligation to provide office space to CCC as required by Section 7
(b) of the Stock Purchase Agreement. In satisfaction of this obligation, BusinessMall and TheYPD agree to execute and deliver simultaneously with the execution of this Agreement, the Twenty-five Thousand Dollars ($25,000) Promissory Note attached hereto as Exhibit "V", and incorporated herein by reference (the "Rent Note"). BusinessMall and TheYPD may, at their sole option, pay the Rent Note by assigning to CCC by written instrument, no later than November 30, 2000, with the landlord's written consent, the lease agreement with respect to BusinessMall's office space located at 601 Cleveland Street, Suite 930, Clearwater, Florida 33755, and by paying when due all rent with respect to such office space through March 30, 2001.

         18. Control Issues. Freeman, Maguire, CCC, ForcedMatrix and ITS each jointly and severally agree that they will not directly or indirectly engage in any activity or cooperate with any person or entity in attempting to gain control of BusinessMall, so long as BusinessMall and TheYPD are in full compliance with their obligations under (i) this Agreement, (ii) the Original Notes, (iii) the Rent Note, (iv) the Compensation Note, (v) the Property Note, and (vi) the Settlement Notes. In addition, except in the case of a default under (i) this Agreement, (ii) the Original Notes, (iii) the Rent Note, (iv) the Compensation Note, (v) the Property Note, or (vi) the Settlement Notes, Freeman, Maguire, CCC, ForcedMatrix, StormTel, and ITS shall not commence any adversarial proceedings against BusinessMall, its affiliates and subsidiaries. Nothing contained herein shall be construed as preventing any of the Parties hereto from voting their shares of stock in BusinessMall with respect to any matter brought before the shareholders for a vote.

         19. Reaffirmation of Debt Instruments. BusinessMall and TheYPD acknowledge and agree that all terms, conditions and provisions of the Original Notes and the Security Agreements securing the Original Notes, and the UCC-1 Financing Statements filed in connection therewith, (the "Debt Instruments") continue in full force and effect and remain unaffected and unchanged except as expressly and specifically modified by this Agreement. This Agreement is not intended to and shall not be construed to create or constitute a release or relinquishment of, and, except as herein specifically provided to the contrary, shall not affect, the liens, security interests and rights, which are hereby ratified, confirmed, renewed and extended in all respects. BusinessMall and TheYPD reaffirm each of the representations, warranties, covenants and agreements of BusinessMall and TheYPD set forth in the Debt Instruments with the same force and effect if each were separately stated herein and made as of the date hereof.

         20. No Bona Fide Disputes. BusinessMall and TheYPD hereby acknowledge that the debts evidenced by the Original Notes, the Settlement Notes, the Compensation Note, the Property Note, and the Rent Note (hereinafter collectively, the "Notes") are bona fide debts of BusinessMall and TheYPD and are not disputed debts, and there is no defense to the payment of any of such Notes in accordance with their terms, as expressly modified by this Agreement. If BusinessMall and/or TheYPD later dispute any such indebtedness or if they assert that any of the Parties hereto are not proper petitioners in any bankruptcy proceeding filed in accordance with this Agreement, BusinessMall and TheYPD acknowledge that the only reason for such a dispute and/or such an assertion would be solely for the purpose of hindering and/or delaying creditors in bad faith.

         21. Acknowledgment of Indebtedness and Collateral; Modification of Debt Instruments. BusinessMall and TheYPD hereby acknowledge that the aggregate amount owed by BusinessMall and TheYPD pursuant to Original Notes is as set forth in Exhibit "A" attached hereto. BusinessMall and TheYPD acknowledge that all of the Collateral identified in the respective Debt Instruments secures and shall continue to secure the Original Notes, as well as any and all obligations created hereunder or in connection herewith, including but not limited to the Rent Note, the Compensation Note, the Property Note, and the Settlement Notes. The Security Agreements included in the Debt Instruments, and the Stock Purchase Agreement, are hereby amended to the extent that any of the provisions thereof could be construed as precluding the obligations under the Rent Note, the Compensation Note, the Property Note, and the Settlement Notes, from being secured by the Security Agreements. Because the due dates for the Original Notes are already in default and past any cure period, the Parties agree that the Debt Instruments are also hereby amended and modified by the deletion of any grace periods or opportunities to cure in the event of the non-payment of any amounts when now due on March 15, 2001. There has been no interruption, cessation, or other lapse of the aforesaid security interests in the Collateral created by the Security Agreements. BusinessMall and TheYPD shall execute and deliver simultaneously with the execution of the Agreement, the gap affidavits attached hereto as Exhibit "AA-1" and Exhibit "AA-2" and incorporated herein by reference.

         22. No Defenses or Claims. BusinessMall and TheYPD, jointly and severally, hereby acknowledge and agree that neither of them have any defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever, including without limitation any usury or lender liability claim or defense, arising out of the Debt Instruments, any past relationship between or among them and the other Parties hereto, any actions of the other Parties in seeking to enforce the Debt Instruments, or otherwise, that can be asserted by either of them either to reduce or eliminate all or any part of their liability for the amounts owed or to seek affirmative relief or damages of any kind or nature from the other Parties hereto. BusinessMall and TheYPD, jointly and severally, further acknowledge that to the extent that any such claim should, in fact, exist, including without limitation any usury or lender liability claim, it is hereby fully, finally, and irrevocably released, as contemplated by
Section 23 hereinbelow.

         23. Release of Claims. BusinessMall and TheYPD hereby acknowledge and agree that certain defaults exist pursuant to the terms of the Debt Instruments and that the other Parties have no obligation whatsoever to restructure the Debt Instruments. In consideration of the terms and conditions of this Agreement, made at the request of BusinessMall and TheYPD, BusinessMall and TheYPD, jointly and severally, on behalf of themselves and their respective heirs, successors and assigns hereby fully, finally and irrevocably release the other Parties hereto, and their officers, directors, affiliates, subsidiaries, parents, representatives, agents, shareholders, attorneys, employees, predecessors, successors and assigns (collectively, the "Released Parties") from any and all defenses, counterclaims, offsets, cross-claims, claims and demands of any kind or nature existing as of the date of this Agreement, including without limitation any usury or lender liability claims or defenses, whether known or unknown and whenever and howsoever arising, relating to the Debt Instruments or to any past relationship between BusinessMall and TheYPD and the other Parties, or to any actions of the other Parties in seeking to enforce the Debt Instruments. In addition, BusinessMall and TheYPD hereby agree not to commence, join in, prosecute, participate or assist any other person or entity in any way whatsoever in any suit or other proceeding in a position adverse to that of any of the Released Parties arising, directly or indirectly, from any of the foregoing matters. In addition, BusinessMall and TheYPD, jointly and severally, hereby assign and convey unequivocally to CCC, ITS, and ForcedMatrix, any and all defenses, counterclaims, offsets, cross-claims, claims and demands of any kind or nature existing as of the date of this Agreement, including without limitation any usury or lender liability claims or defenses, whether known or unknown and whenever and howsoever arising, relating to the Debt Instruments, or any prior conduct of the Released Parties in seeking to enforce any of the Debt Instruments, or any past relationship between BusinessMall and TheYPD and the Released Parties.

         24.      Releases.

         a. Release of BusinessMall and TheYPD. Freeman, CCC, StormTel, ForcedMatrix, ITS, and Maguire, each hereby jointly and severally fully forever, release, waive and BusinessMall and TheYPD from and against each and every claim, demand, cause of action, obligation, damage, complaint, expense or action of any kind, description or nature whatsoever, known or unknown, suspected or unsuspected, that Freeman, CCC, StormTel, ForcedMatrix, ITS, and/or Maguire has or may have, against BusinessMall and/or TheYPD and their officers and directors, arising from any act or omission of BusinessMall and/or TheYPD occurring on or prior to the date hereof, including but not limited to any claim arising out of the Maguire Lawsuit and the Maguire Arbitration. .However, nothing contained herein shall be construed as releasing BusinessMall and/or TheYPD from the continuing rights and obligations of BusinessMall and TheYPD under this Agreement, the Debt Instruments, the Original Notes, the Rent Note, the Compensation Note, the Property Note, the Settlement Notes, and the Registration Rights Agreement, which rights and obligations remain in full force and effect..

         b. Release of Freeman, CCC, StormTel, ForcedMatrix, ITS, and Maguire. BusinessMall and TheYPD, each hereby jointly and severally fully forever, release, waive Freeman, CCC, StormTel, ForcedMatrix, ITS, and Maguire from and against each and every claim, demand, cause of action, obligation, damage, complaint, expense or action of any kind, description or nature whatsoever, known or unknown, suspected or unsuspected, that BusinessMall and/or TheYPD has or may have, against Freeman, CCC, StormTel, ForcedMatrix, ITS, and/or Maguire, arising from any act or omission of Freeman, CCC, StormTel, ForcedMatrix, ITS, and/or Maguire occurring on or prior to the date hereof, including but not limited to any claim arising out of the Maguire Lawsuit and the Maguire Arbitration. However, nothing contained herein shall be construed as releasing Freeman, CCC, StormTel, ForcedMatrix, ITS, and/or Maguire from their respective continuing rights and obligations under this Agreement, the Debt Instruments, the Original Notes, the Rent Note, the Compensation Note, the Property Note, the Settlement Notes, and the Registration Rights Agreement. BusinessMall expressly fully and forever releases Freeman, CCC, StormTel, ForcedMatrix, ITS, and Maguire from any claim, liability, expense, or obligation related in any manner to the filing and/or prosecution of the Chapter 11 Petition.

         c. Individuals and Entities not Released. Notwithstanding anything to the contrary contained herein, nothing in this Agreement and any documents executed in connection with this Agreement, shall in any way act as a release of, effect or prejudice any claims of Freeman, CCC, StormTel, ForcedMatrix, ITS, and/or Maguire against any person or entity not a Party hereto. In the event of any conflict between this provision of this Agreement and any other provision hereof, this provision shall govern and control. The Parties expressly acknowledge and agree that this Agreement does not in any way release Maguire of any debts or obligations he has to Freeman, CCC, StormTel, ForcedMatrix, and/or ITS.

         25. Continuing Obligations of BusinessMall and TheYPD. Notwithstanding the release contained hereinabove, BusinessMall and TheYPD hereby agree that they shall continue to have the following obligations to CCC, ForcedMatrix, StormTel and/or ITS, as applicable.

         a. Delivery of Minority Shares. There are Three Million Five Hundred Fifty-two Thousand Five Hundred (3,552,500) shares of CCC common stock (hereinafter the "Minority Shares"), which have not been transferred to ForcedMatrix. BusinessMall shall utilize its reasonable best efforts to obtain good title to the Minority Shares and transfer title to said Minority Shares to ForcedMatrix, by February 15, 2001. For the purposes of this provision, reasonable best efforts shall include the offer to the holders of the Minority Shares of up to Six Hundred Forty-three Thousand Six Hundred Seventy-nine (643,679) shares of the common stock of BusinessMall, pursuant to an effective registration statement under the Securities Act of 1933, as amended.

         b. Delivery of Warrants. At the time of execution of this Agreement, BusinessMall shall issue and deliver to ITS, as full and final payment for consulting services to BusinessMall which have been fully performed by ITS, Fifty thousand (50,000) common stock purchase warrants (hereinafter, "Warrant(s)") to purchase fifty thousand (50,000) shares of common stock of BusinessMall. Each Warrant will have an exercise price of Fifty-six and Two-Tenths Cents (56.2(cent)) per share and shall expire on December 31, 2002. BusinessMall shall make an S-8 filing and take such other actions as are necessary to cause the shares of common stock issued pursuant to the Warrant(s) to be immediately registered and immediately free trading and able to be sold on the NASDAQ OTC BB.

         c. Non-Solicitation. BusinessMall and TheYPD acknowledge that due to prior dealings with CCC and StormTel, that BusinessMall and TheYPD and their employees, officers, directors, shareholders, and agents are familiar with various aspects of CCC's and StormTel's long distance telephone and communication business, and that protection of CCC's and StormTel's customer base (the "Customer Base") is essential to CCC's and StormTel's continuing operations.

         (i) BusinessMall and TheYPD hereby agree that neither BusinessMall, TheYPD nor any officer, director, shareholder, employee, or agent of BusinessMall or TheYPD shall, for a period of four (4) years from and after the date of this Agreement, directly or indirectly, whether as an individual or sole proprietor, or as an owner, partner, officer, director, manager, agent, consultant, employee, or independent contractor, formal or informal adviser, or by or through the lending of any form of assistance, to, for, or on behalf of any organization or business:

                  (1) Solicit, take away or endeavor to take away, any customer included in the Customer Base.

         (ii) The Parties expressly acknowledge and agree that BusinessMall and TheYPD may otherwise engage in a business in competition with CCC. It will not be considered to be a violation of the non-solicitation provision set forth above, if a customer included in the Customer Base signs up for long distance telephone service through a web site offering of BusinessMall or TheYPD, provided that such customer was not targeted and/or solicited by BusinessMall and/or TheYPD, other than the general solicitation set forth in said web site. If BusinessMall and/or TheYPD inadvertently breaches the non-solicitation provisions of this Agreement, BusinessMall and TheYPD shall have an opportunity for a period of thirty
                  (30) days to cure such breach, by causing the inadvertently solicited customer to be moved back to CCC and/or StormTel, as applicable. Notwithstanding the foregoing, BusinessMall and TheYPD shall have no opportunity to cure a breach in the event of an intentional solicitation in violation of the non-solicitation provisions set forth in this Agreement, and CCC and StormTel may immediately exercise all rights and remedies available to it.

         (iii)    The BusinessMall and TheYPD agree and acknowledge that:

                   (1) The terms contained in this Agreement are necessary for the reasonable and proper protection of CCC's and StormTel's interests and the success of its business and that CCC and StormTel would not enter into this Agreement unless, by the execution of this Agreement, BusinessMall and TheYPD acknowledged their acceptance of these terms.

                  (2) Each and every covenant and restriction of this Agreement is reasonable, including but not limited to those regarding subject matter, length of time, and specific customers, given the nature of CCC's and StormTel's operations, and the provisions of this Section and all other terms of this Agreement are fully enforceable in any state in the United States.

         (iv) BusinessMall and TheYPD further agree that the four (4) year period of this non-solicitation provision shall be extended by the period of time there is a violation of any portion of this non-solicitation provision.

         di Confidential Information; Nondisclosure. BusinessMall and TheYPD acknowledge that BusinessMall and TheYPD and/or their shareholders, officers, directors, employees, or agents, have had access to certain information, including but not limited to trade secret information, and other proprietary information, with respect to StormTel and/or CCC and their customers, which is of independent economic value, both actual and potential, because it is neither generally known to those other than StormTel and/or CCC or their customers, nor is such information readily ascertainable by proper means by those other than StormTel and/or CCC or their customers ("Confidential Information"). This Confidential Information includes, but is not limited to the following: information relating to customer lists, Agent Contracts, StormTel and/or CCC agent lists, and StormTel and/or CCC agent dealings.

         Upon execution hereof, and at any time thereafter, BusinessMall and TheYPD agree that neither BusinessMall, TheYPD, nor any shareholder, director, officer, employee, or agent of BusinessMall and/or TheYPD, will disclose any Confidential Information, in whole or in part, to any person or entity for any reason or purpose whatsoever. BusinessMall and TheYPD agree that neither BusinessMall, TheYPD, nor any shareholder, director, officer, employee, or agent of BusinessMall and/or TheYPD, will duplicate, remove, download, disclose, or transfer any Confidential Information in any manner whatsoever and shall at all times keep such Confidential Information secure and confidential. Upon request by CCC, all records of Confidential Information including all correspondence, magnetic discs and any other information storage media, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals, documents concerning StormTel's and/or CCC's customers/clients, lists of potential or actual customers, documents concerning products or processes used by StormTel and/or CCC, and all other documents, writings, and materials utilized by StormTel and/or CCC, together with any copies or other reproductions thereof shall be promptly delivered by BusinessMall and TheYPD to CCC. BusinessMall and TheYPD agree that all data bases, including, without limitation, computer files, letters, copies of contracts, telephone logs, diaries, expense reports or any form of record or memorandum of customers names, addresses, telephone numbers, contacts and/or service records containing Confidential Information, is the exclusive property of CCC.

         26a Representations of BusinessMall and TheYPD. BusinessMall and TheYPD each jointly and severally represent, warrant, and agree as follows:

         ai Authority to Execute and Perform Agreement; No Breach. BusinessMall and TheYPD each have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by BusinessMall and TheYPD constitutes the valid and binding obligation of BusinessMall and TheYPD, enforceable in accordance with its terms. No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by BusinessMall and/or TheYPD or in connection with the execution and delivery by BusinessMall and/or TheYPD of this Agreement and consummation and performance by them of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by BusinessMall and TheYPD and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by BusinessMall and TheYPD will not:

         i0 knowingly violate, conflict with or result in the breach of any of the material terms of, or constitute (or with notice or lapse of time or both would constitute) a material default under, any contract, lease, agreement or other instrument or obligation to which BusinessMall and/or TheYPD is a party or by or to which any of the properties and assets of BusinessMall and/or TheYPD may be bound or subject;

         ii0 violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which either BusinessMall, TheYPD, or the securities, assets, properties or business of BusinessMall or TheYPD is bound; or

         iii0     knowingly violate any statute, law or regulation.

         bi Compliance with Law and Government Regulations. BusinessMall and TheYPD are in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which BusinessMall and/or TheYPD is subject. Without limiting the generality of the foregoing, BusinessMall has filed all reports and statements required to be filed pursuant to the Securities Act of 1933 (hereinafter, the "1933 Act") and Securities Exchange Act of 1934 (hereinafter, the "1934 Act") including all periodic reports required under the Section 13 or 15 of the Exchange Act. Each of such reports was complete, did not contain any material misstatement of or omit to state any material fact.

         ci Shares. The Settlement Shares and the Controlling Shares to be issued and delivered to ITS shall be fully paid, non-assessable and free and clear of any lien, claim, charge of encumbrance.

         27a Press Release; Nondisparagement. The Parties hereto agree to issue the press release set forth in Exhibit "BB" attached hereto and incorporated herein by reference. Each of the Parties agree that they will not make any oral or written statement which is inconsistent with such press release. Further, BusinessMall and TheYPD agree that they will not make any oral or written statements concerning any of the other Parties which will, or would tend to, cast such other Party in an unfavorable light, or which would constitute a disparaging comment, whether such comment is true or untrue. BusinessMall and TheYPD acknowledge that a violation of the agreement contained in this Section by BusinessMall and/or TheYPD would cause substantial damage to the business reputation of the Party disparaged, and the precise measurement of the damages to such Party as a result of such violation would be difficult to determine. Therefore, taking into consideration the reliance of the Parties upon the covenants and agreements of BusinessMall and TheYPD, the nature of the business of the Parties, and the harm flowing to the Parties should BusinessMall and/or TheYPD violate the provisions hereof, BusinessMall and TheYPD jointly and severally agree that, if BusinessMall and/or TheYPD breaches any of the provisions of this Section, BusinessMall and TheYPD jointly and severally, shall immediately pay to the disparaged Party a sum equal to Three Hundred Thousand Dollars ($300,000.00) for each occurrence, together with attorney fees and costs incurred in pursuing said damages. This sum represents the Parties' good faith estimate of the harm that would be caused to the disparaged Party by BusinessMall's and/or TheYPD's violation of the terms of this Section, and is not to be construed to be a penalty. However, in the event of a violation of this Section, the disparaged Party shall provide written notice to BusinessMall and TheYPD of the occurrence of such event, and shall notify BusinessMall and TheYPD that said liquidated damages shall be due and payable unless, within five
(5) business days of receipt of said notice, BusinessMall and TheYPD communicate, in the same manner and to the same individuals to which the disparaging comment was communicated, stating that (i) the disparaging comment is retracted in full, and (ii) BusinessMall and TheYPD apologize for such comment. Such retraction and apology must be communicated in a manner so as to be communicated as broadly as the disparaging comment itself (for example, by issuing a news business wire which shall be posted along with BusinessMall's stock quotes ). If such retraction is made within said 5 business day period, then the liquidated damages for such occurrence shall not be due.

         28a Representations of Freeman, CCC, ForcedMatrix, ITS, StormTel and Maguire. Freeman, CCC, ForcedMatrix, ITS, StormTel and Maguire each individually represent, warrant and agree as follows:

         ai Authorization. Freeman, CCC, ForcedMatrix, ITS, StormTel and Maguire each have the full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of Freeman, CCC, ForcedMatrix, ITS, StormTel and Maguire, which authorizations remain in full force and effect, have been duly executed and delivered by Freeman, CCC, ForcedMatrix, ITS, StormTel and Maguire, and no other corporate proceedings on the part of Freeman, CCC, ForcedMatrix, ITS, StormTel and Maguire are required to authorize this Agreement and the transactions contemplated hereby, except as specifically set forth herein. This Agreement constitutes the legal, valid and binding obligation of Freeman, CCC, ForcedMatrix, ITS, StormTel and Maguire and is enforceable with respect to Freeman, CCC, ForcedMatrix, ITS, StormTel and Maguire in accordance with its terms.

         bi       Securities Acknowledgments.   ITS hereby acknowledges that:

                  i0 The Settlement Shares and the Controlling Shares have not been registered under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), or any state securities act in reliance on exemptions therefrom.

                  ii0 In connection with the issuance of the Settlement Shares and the Controlling Shares, that no representation has been made by representatives of BusinessMall regarding its business, assets or prospects other than that set forth herein and as set forth in the filings made by BusinessMall pursuant to
                           Section 13 of the Securities Exchange Act of 1934, as amended and such other representations and warranties as set forth in this Agreement.

                  iii0 The certificate or certificates representing the Shares will be inscribed with the following legend:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of Freeman's counsel, in form and substance reasonably acceptable to BusinessMall's counsel, that registration is not required under said Act."

         ci Securities Representations. ITS hereby represents, warrants and agrees as follows:

                  i0 The Settlement Shares and the Controlling Shares are being acquired solely for ITS's own account, for investment and are not being acquired with a view to or for the resale or distribution thereof, except as contemplated by the Registration Rights Agreement. ITS understands that the Settlement Shares and the Controlling Shares may only be resold pursuant to a registration statement under the Securities Act, or pursuant to some other available exemption;

                  ii0 ITS is an "accredited investor" as that term is defined in Regulation D of the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and the risks of its investment in the Settlement Shares and the Controlling Shares and is able to bear the economic risk of its investment in the Settlement Shares and the Controlling Shares;

         29a No Admission. The Parties agree that the execution of this Agreement is not an admission by any of them of liability with respect to damages, except as set forth in this Agreement.

         30a Remedies. BusinessMall and TheYPD acknowledge that the injury to BusinessMall, ForcedMatrix, Freeman, Maguire, ITS, and/or StormTel which would be occasioned by the failure of any of BusinessMall and/or TheYPD to abide by the terms of this Agreement shall not be adequately compensated by monetary damages. BusinessMall and TheYPD agree that as the remedy at law would be inadequate, BusinessMall, ForcedMatrix, Freeman, Maguire, ITS, and/or StormTel shall be entitled to seek and obtain specific performance and immediate and permanent injunctive and other equitable relief including but not limited to temporary restraining orders and/or preliminary or permanent injunctions to restrain or enjoin any such violation, without the necessity of posting a bond or other security. These remedies of BusinessMall, ForcedMatrix, Freeman, Maguire, ITS, and/or StormTel are in addition to all other relief set forth in this Agreement, available at law, or available in equity, together with the right to receive attorney's fees and costs of pursuing available remedies and enforcing the terms of this Agreement. BusinessMall and TheYPD hereby waive, with respect to any future dispute related to this Agreement, any defense based on the argument that BusinessMall, ForcedMatrix, Freeman, Maguire, ITS, and/or StormTel will not be irreparably harmed or that they have available an adequate remedy at law.

         31a      Miscellaneous Provisions.

         ai Severability. In the event that any provision of this Agreement is found to be illegal or unenforceable by any court or tribunal of competent jurisdiction, then to the extent that such provision may be made enforceable by amendment to or modification thereof, the Parties agree to make such amendment or modification so that the same shall be made valid and enforceable to the fullest extent permissible under existing law and public policies in the jurisdiction where enforcement is sought, and in the event that the Parties cannot so agree, such provision shall be modified by such court or tribunal to conform, to the fullest extent permissible under applicable law, to the intent of the Parties in a valid and enforceable manner, if possible and if not possible, then be stricken entirely from the Agreement by such court or tribunal and the remainder of this Agreement shall remain binding on the Parties hereto.

         bi Amendment. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the Party or Parties to be bound thereby.

         ci Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the internal laws of the State of Florida without regard to conflict or choice of law principles of Florida or any other jurisdiction. This Agreement shall be executed in Florida and is intended to be performed in Florida. In the event of litigation arising out of this Agreement, the Parties hereto consent to the personal jurisdiction of the State of Florida, and agree to exclusively litigate said actions, in a federal or state court of competent jurisdiction located in Orange County, Florida.

         di Good Faith; Further Assurances. The Parties to this Agreement shall in good faith undertake to perform their obligations under this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, each Party shall do such things as may be reasonably requested by the other Party hereto in order to more effectively consummate or document the transactions contemplated by this Agreement.

         ei Survival of Representations, Warranties and Covenants. All of the representations, warranties, and covenants contained herein shall survive the execution of this Agreement and the consummation of the transaction contemplated herein. Such execution and consummation shall not be considered to be a waiver of any misrepresentation or breach of warranty or covenant, and each Party may exercise any and all rights and remedies as provided for herein.

         fi Waivers. No waiver by any Party of, or consent by such Party to, a variation from, or breach of, or default under any provision of this Agreement shall be effective unless made in a written instrument duly executed on behalf of such Party by its duly authorized officer or such individual (as the case may be), and any such waiver or consent shall be limited solely to those rights or conditions expressly so waived or consented to. No failure or delay on the part of any Party in exercising any power, right or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof, or the exercise of any other right or power under this Agreement. No other actions taken by any Party, including, without limitation, any investigation by or on behalf of such Party, and no failure to take action, shall be deemed to constitute a waiver or an extension by such Party of compliance with any representation , warranty, condition, agreement or indemnification set forth in this Agreement.

         gi Counterparts. This Agreement and all Exhibits, attachments, appendices, and schedules attached hereto, and any other document executed in connection herewith, may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document. Facsimile transmissions and/or photocopies of a signed counterpart of this Agreement, or any such document shall be considered for all purposes to constitute the delivery of a properly executed original of this Agreement or any such document.

         hi Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and upon their respective heirs, successors, assigns and legal representatives.

         ii Counsel. Each of the Parties hereto represents that it, she or he has consulted legal counsel in connection with this Agreement, or has been given full opportunity to review this Agreement with counsel of his, her or its choice prior to execution thereof and has elected not to seek such counsel. The Parties hereto waive all claims that they were not adequately represented in connection with the negotiation, drafting and execution of this Agreement.

         ji Notices. All notices and demands permitted, required or provided for by this Agreement shall be made in writing, and shall be deemed adequately delivered if delivered by hand or by mailing the same via the United States Mail, prepaid certified or registered mail, return receipt requested, or by priority overnight courier for next business day delivery by a nationally recognized overnight courier service that regularly maintains records of its pick-ups and deliveries and has daily deliveries to the area to which the notice is sent, addressed to the Parties at their respective addresses as shown below:

                  Name                                        Address

         To BusinessMall:                   BusinessMall.Com, Inc.
                                            18489 U.S. Highway 19 N.
                                            Clearwater, FL  33764
                                            Facsimile:  (727) 507-3567

         With a Copy To:                    Sommer & Schneider LLP
                                            595 Stewart Avenue, Suite 710
                                            Garden City, NY  11530
                                            Facsimile:  (516) 228-8211

         To Freeman:                        Damian T. Freeman
                                            2624 West Grand Reserve Circle

                                            Apt. 727
                                            Clearwater, FL 33759
                                            Facsimile: 727-712-1941

         With a Copy To:                    James E. Foster, Esq.
                                            Akerman, Senterfitt
                                            P.O. Box 231
                                            Orlando, Fl. 32802-0231
                                            Facsimile: (407) 843-6610

         To CCC:                            CCC Communications Corporation
                                            c/o Damian T. Freeman
                                            2624 West Grand Reserve Circle
                                            Apt. 727
                                            Clearwater, FL 33759
                                            Facsimile: 727-712-1941

         With a Copy To:                    James E. Foster, Esq.
                                            Akerman, Senterfitt
                                            P.O. Box 231
                                            Orlando, Fl. 32802-0231
                                            Facsimile: (407) 843-6610

         To StormTel:                       StormTel, Inc.
                                            c/o Damian T. Freeman
                                            2624 West Grand Reserve Circle
                                            Apt. 727
                                            Clearwater, FL 33759
                                            Facsimile: 727-712-1941

         With a Copy To:                    James E. Foster, Esq.
                                            Akerman, Senterfitt
                                            P.O. Box 231
                                            Orlando, Fl. 32802-0231
                                            Facsimile: (407) 843-6610

         To ForcedMatrix:                   ForcedMatrix.com, Inc.
                                            c/o Damian T. Freeman
                                            2624 West Grand Reserve Circle
                                            Apt. 727
                                            Clearwater, FL 33759
                                            Facsimile: 727-712-1941

         With a Copy To:                    James E. Foster, Esq.

                                            Akerman, Senterfitt
                                            P.O. Box 231
                                            Orlando, Fl. 32802-0231
                                            Facsimile: (407) 843-6610

         To ITS:                            ITS Billing, Inc.
                                            c/o Damian T. Freeman
                                            2624 West Grand Reserve Circle
                                            Apt. 727
                                            Clearwater, FL 33759
                                            Facsimile: 727-712-1941

         With a Copy To:                    James E. Foster, Esq.
                                            Akerman, Senterfitt
                                            P.O. Box 231
                                            Orlando, Fl. 32802-0231
                                            Facsimile: (407) 843-6610

         To Maguire:                        James Maguire
                                            3781 Executive Drive
                                            Palm Harbor, Florida 34685
                                            Facsimile:  (727) 842-7411

         To Escrow Agent:                   James E. Foster, Esq.
                                            Akerman, Senterfitt
                                            P.O. Box 231
                                            Orlando, Fl. 32802-0231
                                            Facsimile: (407) 843-6610

         Notices delivered personally shall be deemed communicated as of the date of actual receipt. Notices mailed as set forth above shall be deemed communicated as of the date three (3) business days after mailing, and notices sent by overnight courier shall be deemed communicated as of the date one (1) business day after sending.

         ki Entire Agreement. This Agreement and the Exhibits hereto set forth the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any Party hereto or by any related or unrelated third party. All exhibits attached hereto, and all certificates, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement, and all references herein to the terms "this Agreement", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such writings.

         li Interpretation. The language in all parts of this Agreement shall in all cases to construed as a whole according to its fair meaning, strictly neither for nor against any Party, and without implying a presumption that the terms hereof shall be more strictly construed against one (1) Party by reason of any rule of construction to the effect that a document is to be construed more strictly against the Party who personally or through such Party's agent prepared the same.

         mi Successors and Assigns. As used herein the term "the Parties" shall include their respective successors in interest, licensees or assigns.

         ni Execution. Each person who signs this Agreement on behalf of a corporate entity represents and warrants that he has full and complete authority to execute this Agreement on behalf of such entity. Each Party shall bear the fees and expenses of its counsel and its own out-of-pocket costs in connection with the Action and this Agreement.

         oi Captions. The captions appearing in this Agreement are for convenience only, and shall have no effect on the construction or interpretation of this Agreement.

         pi Corporate Authority. Each individual signing below represents that he or she has all necessary corporate power and authority to enter into, execute and perform this Agreement for and on behalf of the Party for which such person is signing. Attached hereto as Exhibit "CC-1" and "CC-2", and incorporated herein by reference, are Board of Director Resolutions for BusinessMall and TheYPD. BusinessMall and TheYPD each represent and warrant that said corporate resolutions were duly enacted and remain in full force and effect, and that no further approvals or other corporate action is required, and this Agreement and the obligations contained herein, are the binding obligations of the BusinessMall and TheYPD, enforceable in accordance with their terms.

         Executed by the Parties on the day and date first hereinabove written.

BusinessMall.Com Inc.                     ForcedMatrix.com, Inc.

By:                                       By:
   -----------------------------             -----------------------------
Name:                                     Name:
Title:                                    Title:

TheYellowPageDirectory.Com Corp.          ITS Billing, Inc.

By:                                       By:
   -----------------------------             -----------------------------
Name:                                     Name:
Title:                                    Title:


CCC Communications Corporation
                                          ---------------------------------
                                          Damian Freeman, Individually

By:
   -----------------------------
Name:                                     ---------------------------------
Title:                                    James Maguire, Individually

StormTel, Inc.

By:
   ------------------------------
Name:                                            James E. Foster
Title:                                           "Escrow Agent"